Exhibit 99.2

AUTODESK, INC. (ADSK)
FISCAL FOURTH QUARTER 2011 EARNINGS ANNOUNCEMENT
February 24, 2011
PREPARED REMARKS

Autodesk is posting a copy of these prepared remarks and its press release to its investor Website.  These prepared remarks are offered to provide shareholders and analysts with additional time and detail for analyzing our results in advance of our quarterly conference call. As previously scheduled, the conference call will begin today, February 24, 2011 at 2:00 pm PST (5:00 pm EST) and will include only brief comments followed by questions and answers. These prepared remarks will not be read on the call.

To access the live broadcast of the question and answer session, please visit the Investor Relations section of Autodesk’s Website at www.autodesk.com/investor.  A complete reconciliation between GAAP and non-GAAP results is provided in the tables following these prepared remarks.

Fourth Quarter Fiscal 2011 Overview

The fourth quarter was a strong finish to fiscal 2011.  We experienced strong demand across all geographies and business segments.  We had record quarterly performance in several areas, including revenue for our Manufacturing business segment, revenue for our Revit family of products, total maintenance billings, and total deferred revenue.

●	Revenue was $528 million, an increase of 16 percent, compared to the fourth quarter last year, and 11 percent, compared to the third quarter of fiscal 2011.
●	GAAP operating margin was 14 percent, compared to 12 percent in the fourth quarter last year, and 15 percent in the third quarter of fiscal 2011.
●	Non-GAAP operating margin was 20 percent, a 60 basis point increase compared to the fourth quarter last year, and a decrease compared to 21 percent in the third quarter of fiscal 2011.
●
On a GAAP basis, diluted earnings per share were $0.26, compared to diluted earnings per share of $0.21 in the fourth quarter of fiscal 2010, and diluted earnings per share of $0.23 in the third quarter of fiscal 2011.

●
On a non-GAAP basis, diluted earnings per share were $0.35, compared to non-GAAP diluted earnings per share of $0.30 in the fourth quarter of fiscal 2010, and non-GAAP diluted earnings per share of $0.32 in the third quarter of fiscal 2011.

●
Cash flow from operating activities was $176 million, an increase of 40 percent, compared to $126 million in the fourth quarter last year, and 54 percent, compared to $114 million in the third quarter of fiscal 2011.

Revenue Analysis

(in millions)	4Q 2010	1Q 2011	2Q 2011	3Q 2011	4Q 2011	FY 2011
Total net revenue	$456	$475	$473	$477	$528	$1,952
License and other revenue	$270	$280	$281	$282	$330	$1,172
Maintenance revenue	$186	$195	$192	$195	$198	$780

Total net revenue for the fourth quarter was $528 million as reported, an increase of 16 percent compared to the fourth quarter last year, and 11 percent sequentially.  On a constant currency basis, revenue for the fourth quarter increased 19 percent compared to the fourth quarter last year, and 9 percent sequentially.

License and other revenue was $330 million, an increase of 22 percent compared to the fourth quarter last year, and 17 percent sequentially.

Revenue from commercial new licenses increased 21 percent compared to the fourth quarter last year, and 4 percent sequentially.

Maintenance revenue was a record high $198 million, an increase of 7 percent compared to the fourth quarter last year, and 2 percent sequentially.

Maintenance billings were a record high and increased 13 percent compared to the fourth quarter last year, and 49 percent sequentially due to typical seasonality and an increase in maintenance renewal rates.

Revenue by Geography

Revenue by Geography (in millions)	4Q 2010	1Q 2011	2Q 2011	3Q 2011	4Q 2011	FY 2011
EMEA	$188	$199	$189	$183	$212	$783
Americas	$168	$161	$168	$179	$193	$701
Asia Pacific	$100	$115	$116	$115	$123	$468

Emerging Economies	$73	$68	$71	$76	$85	$300
Emerging as a percentage of Total Revenue	16%	14%	15%	16%	16%	15%

Revenue in EMEA was $212 million, an increase of 13 percent compared to the fourth quarter last year as reported and 22 percent on a constant currency basis.  EMEA revenue increased 16 percent sequentially as reported and 14 percent on a constant currency basis.

Revenue in the Americas was $193 million, an increase of 15 percent compared to the fourth quarter last year and 7 percent sequentially.

Revenue in Asia Pacific was $123 million, an increase of 22 percent compared to the fourth quarter last year as reported and 20 percent on a constant currency basis.  Revenue in Asia Pacific increased 7 percent sequentially as reported and 5 percent on a constant currency basis.

Revenue from emerging economies was $85 million, an increase of 16 percent compared to the fourth quarter last year as reported and 20 percent on a constant currency basis.  Revenue from emerging economies increased 11 percent sequentially as reported and 10 percent on a constant currency basis.

Revenue by Product Type

Model-based design products as a % of Total Revenue	4Q 2010	1Q 2011	2Q 2011	3Q 2011	4Q 2011	FY 2011
Model-Based Design Products Revenue %	30%	29%	30%	30%	32%	30%

Revenue from our model-based design products was $169 million, an increase of 24 percent compared to the fourth quarter last year, and 18 percent sequentially.  Our Revit, Inventor, Civil 3D, and Navisworks products all registered strong year-over-year and sequential growth.

Our horizontal design products, which consist primarily of AutoCAD and AutoCAD LT, grew 15 percent compared to the fourth quarter last year and 4 percent sequentially.  Revenue from vertical design products, such as AutoCAD Mechanical, increased 8 percent compared to the fourth quarter last year and 6 percent sequentially. Combined revenue from horizontal design products and vertical design products was $240 million, an increase of 12 percent compared to the fourth quarter last year and 5 percent sequentially.

As noted last quarter, we are introducing new classifications of our product categories in order to better capture the revenue results of our evolving product portfolio.  Autodesk will provide revenue results in the following product type categories – “Flagship,” “Suites,” and “New and Adjacent” products (see “Autodesk’s New Product Type Classification” later in this document for the makeup of these product classifications).  Starting next quarter, we will no longer report revenue for model-based design, horizontal products, or vertical products.

Revenue from Flagship products was $307 million and increased 13 percent compared to the fourth quarter last year and 8 percent sequentially.  Revenue from Suites was $126 million and increased 28 percent compared to the fourth quarter last year and 18 percent sequentially.  Suites revenue and growth is comprised primarily of revenue from our pre-existing suites, such as Inventor family suites and Revit family suites, not recently introduced suites or the suites that will be launched this spring.  Over the next several quarters and years we anticipate introducing additional suites which, when introduced, will be included in this “Suites” revenue metric.  Revenue from New and Adjacent products was $95 million and increased 9 percent compared to the fourth quarter last year and 11 percent sequentially.  Historical figures for this new classification can be found on our Financials Factsheet section of our Investor Relations website at www.autodesk.com/investor.

Revenue by Business Segment

Revenue by Segment (in millions)	4Q 2010	1Q 2011	2Q 2011	3Q 2011	4Q 2011	FY 2011
Platform Solutons and Emerging Business	$165	$184	$177	$174	$181	$716
Architecture, Engineering and Construction	$137	$137	$133	$136	$162	$568
Manufacturing	$108	$108	$113	$117	$133	$470
Media and Entertainment	$46	$46	$50	$50	$52	$198

Revenue from our Platform Solutions and Emerging Business segment was $181 million, an increase of 10 percent compared to the fourth quarter last year and 5 percent sequentially.

Revenue from our Architecture, Engineering and Construction business segment was $162 million, an increase of 18 percent compared to the fourth quarter last year and 19 percent sequentially.  Revenue from our Revit family of products set a quarterly record and increased 40 percent compared to the fourth quarter last year and 28 percent sequentially.

Revenue from our Manufacturing business segment was a quarterly record $133 million, an increase of 23 percent compared to the fourth quarter last year and 14 percent sequentially.  Revenue from our Inventor family of products increased 23 percent compared to the fourth quarter last year and 12 percent sequentially.

Revenue from our Media and Entertainment business segment was $52 million, an increase of 12 percent compared to the fourth quarter last year and 3 percent sequentially.  Revenue from animation products increased 7 percent compared to the fourth quarter last year and 2 percent sequentially.  Revenue from Creative Finishing increased 23 percent compared to the fourth quarter last year and 4 percent sequentially.

Margins and EPS Review

Gross Margin	4Q 2010	1Q 2011	2Q 2011	3Q 2011	4Q 2011	FY 2011
Gross Margin - GAAP	90%	89%	90%	90%	91%	90%
Gross Margin - Non-GAAP	92%	91%	92%	92%	93%	92%

Operating Expenses (in millions)	4Q 2010	1Q 2011	2Q 2011	3Q 2011	4Q 2011	FY 2011
Operating Expenses - GAAP	$356	$373	$345	$359	$408	$1,484
Operating Expenses - Non-GAAP	$331	$336	$317	$337	$382	$1,371

Operating Margin	4Q 2010	1Q 2011	2Q 2011	3Q 2011	4Q 2011	FY 2011
Operating Margin - GAAP	12%	11%	17%	15%	14%	14%
Operating Margin - Non-GAAP	20%	20%	25%	21%	20%	21%

Earnings Per Share	4Q 2010	1Q 2011	2Q 2011	3Q 2011	4Q 2011	FY 2011
Diluted Net Income Per Share - GAAP	$0.21	$0.16	$0.25	$0.23	$0.26	$0.90
Diluted Net Income Per Share - Non-GAAP	$0.30	$0.29	$0.36	$0.32	$0.35	$1.32

GAAP gross margin in the fourth quarter was 91 percent.  Non-GAAP gross margin in the fourth quarter was 93 percent.

GAAP operating margin was 14 percent, compared to 12 percent in the fourth quarter last year.  GAAP operating margin decreased 1 percentage point sequentially.

Non-GAAP operating margin was 20 percent, a 60 basis point increase compared to the fourth quarter last year.  Non-GAAP operating margin was impacted by increased operating expenses, primarily related to performance-based compensation due to better than expected company performance.  Non-GAAP operating margin decreased 1 percentage point sequentially driven primarily by increased performance-based compensation.

GAAP operating expenses increased 15 percent year-over-year and 14 percent sequentially.  Non-GAAP operating expenses increased 15 percent year-over-year and 13 percent sequentially.  The year-over-year increase in both GAAP and non-GAAP operating expenses was primarily related to higher performance-based compensation, the elimination of an employee furlough week, and the mix of higher paid employees.

Similarly, the sequential increase in both GAAP and non-GAAP operating expenses was primarily related to companywide performance-based incentives resulting from higher company performance.  GAAP operating expenses were also impacted by higher restructuring charges, stock-based compensation expense and amortization of purchased intangibles.

The fourth quarter effective tax rate was 16 percent for our GAAP results and 23 percent for our non-GAAP results.

Earnings per diluted share for the fourth quarter were $0.26 GAAP and $0.35 non-GAAP.

A complete reconciliation between GAAP and non-GAAP results is provided in the tables following these prepared remarks.

Foreign Exchange Impact

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign Currencies Compared to Comparable Prior Year Period (in millions)	4Q 2010	1Q 2011	2Q 2011	3Q 2011	4Q 2011	FY 2011
FX Impact on Total Net Revenue	$9	$21	$5	$(4)	$(14)	$8
FX Impact on Operating Expenses	$(10)	$(11)	$0	$(1)	$0	$(12)
FX Impact on Operating Income	$(1)	$10	$5	$(5)	$(14)	$(4)

Foreign currency impact includes the change in foreign currency rates on our financials.  The foreign currency impact to revenue also includes the impact from our hedging program.

Compared to the fourth quarter of last year, the impact of foreign currency exchange rates and hedging in the fourth quarter was $14 million unfavorable on revenue and there was no impact on expenses.

Compared to the third quarter of fiscal 2011, the impact of foreign currency exchange rates and hedging was $6 million favorable on revenue and $2 million unfavorable on expenses.

Balance Sheet Items and Cash Review

Financial Statistics (in millions)	4Q 2010	1Q 2011	2Q 2011	3Q 2011	4Q 2011	FY 2011
Cash Flow from Operating Activities	$126	$139	$112	$114	$176	$541
Capital Expenditures	$9	$6	$5	$7	$10	$28
Depreciation and Amortization	$27	$27	$26	$27	$26	$105
Total Cash and Marketable Securities	$1,126	$1,239	$1,271	$1,337	$1,467
Days Sales Outstanding	55	42	44	46	55
Deferred Revenue	$517	$544	$526	$507	$588

Total cash and investments at the end of the fourth quarter was approximately $1.5 billion.

During the fourth quarter Autodesk used $76 million to repurchase 2 million shares of common stock at an average price of $38.10 per share.  For the full year, Autodesk used $280 million to repurchase 9 million shares of common stock at an average repurchase price of $31.13 per share.

Cash flow from operating activities during the fourth quarter was $176 million, an increase of 40 percent compared to the fourth quarter last year and 54 percent sequentially.

Shippable backlog at the end of the fourth quarter was $28 million, an increase of $2 million compared to the fourth quarter last year and $12 million sequentially.

Deferred revenue was a quarter-end record $588 million, an increase of 14 percent compared to the fourth quarter last year and 16 percent sequentially.  The year-over-year increase is primarily due to increased maintenance billings resulting from an increase in the number of customers under maintenance contracts.  The sequential increase is primarily related to seasonally higher maintenance billings and an increase in maintenance renewal rates.

Total backlog at the end of the fourth quarter, including deferred revenue and shippable backlog orders was a quarter-end record $615 million, an increase of $73 million compared to the fourth quarter of last year and $93 million sequentially.

At the end of the fourth quarter, channel inventory was below two weeks.

Days sales outstanding was 55 days, flat compared to the fourth quarter last year and an increase of 9 days sequentially.  The sequential increase is primarily related to a seasonal increase in maintenance renewal billings.

Financial Highlights for Fiscal 2011
●	Revenue increased 14 percent to $1.95 billion, compared to fiscal 2010.
o	Revenue from the Platform Solutions and Emerging Business segment increased 15 percent, compared to fiscal 2010
o	Revenue from the Architecture, Engineering and Construction business segment increased 11 percent, compared to fiscal 2010
o	Revenue from the Manufacturing business segment increased 22 percent, compared to fiscal 2010.
o	Revenue from the Media and Entertainment business segment increased 5 percent, compared to fiscal 2010.
●	GAAP operating margin increased 10 percentage points to 14 percent, compared to 4 percent in fiscal 2010.
●	Non-GAAP operating margin increased 480 basis points to 21 percent, compared to 17 percent in fiscal 2010.
●	GAAP diluted earnings per share were $0.90, compared to diluted earnings per share of $0.25 in fiscal 2010.
●	Non-GAAP diluted earnings per share were $1.32, compared to non-GAAP diluted earnings per share of $0.99 in fiscal 2010.
●	Cash flow from operations was $541 million, an increase of 119 percent compared to fiscal 2010.

Business Outlook

Our guidance is based on our current expectations and the information we have available today, including currency exchange rates.

First Quarter Fiscal 2012

1Q FY12 Guidance Metrics	1Q FY12 (ending April 30, 2011)
Revenue (in millions)	$510 to $525
EPS - GAAP	$0.21 to $0.24
EPS - Non-GAAP	$0.34 to $0.37

First quarter outlook includes the impact of the two recently announced acquisitions, which are expected to close in the quarter.  Non-GAAP earnings per diluted share for the first quarter of fiscal 2012 exclude $0.08 related to stock-based compensation expense, and $0.05 for amortization of acquisition related intangibles, net of tax.

A portion of the projected euro and yen denominated revenue for our first quarter fiscal 2012 has been hedged, which should help reduce the impact of currency fluctuations on our first quarter results.  However, over an extended period of time currency fluctuations will increasingly impact our results.

Full Year Fiscal 2012
Net revenue for fiscal 2012 is expected to increase by approximately 10 percent compared to fiscal 2011.  Autodesk anticipates fiscal 2012 GAAP operating margin to increase by approximately 220 basis points compared to fiscal 2011.  Autodesk anticipates fiscal 2012 non-GAAP operating margin to increase by approximately 200 basis points compared to fiscal 2011.  Non-GAAP operating margin excludes approximately 20 basis points of operating margin improvement consisting of 60 basis points of restructuring charges, 10 basis points of amortization of acquisition related intangibles, and negative 50 basis points of stock-based compensation expense.  Operating margin growth is anticipated to return to typical linearity during the year.  Autodesk is not providing specific EPS guidance for fiscal 2012 at this time.

Fiscal 2012 outlook includes the impact of the two recently announced acquisitions, which are expected to close in the first quarter of fiscal 2012.  Outlook assumes effective tax rate of approximately 24 percent for GAAP results and approximately 26 percent for non-GAAP results.

Autodesk’s Foreign Currency Hedging Program

Given the recent foreign exchange volatility, we would like to provide a brief summary of how we handle foreign currency exchange hedging.  A few points to call out include:

●
Autodesk does not conduct foreign currency exchange hedging for speculative purposes.  The purpose of our hedging program is to limit our risk of loss on foreign denominated cash flows and to partially reduce variability that would otherwise impact our financial results from currency fluctuations.

●
We utilize cash flow hedges on revenue and certain operating expenses in major currencies.  We hedge our net exposures using a four quarter rolling layered hedge.  The closer to the current time period, the more we are hedged.

●	The major currencies we hedge include the euro, yen, pound sterling, Canadian dollar, and Swiss franc. The euro is the primary exposure for the company.

●
When we report results on a constant currency basis, we attempt to report the changes in the underlying business operations by eliminating fluctuations caused by changes in foreign currency exchange rates and hedge gains or losses recorded within the current period.

Autodesk’s New Product Type Classification

The following represents Autodesk’s current view for product categorization. Autodesk will periodically make changes to this list.  This is not a complete list.

“Flagship” includes the following products:
●	3ds Max
●	AutoCAD
●	AutoCAD LT
●	AutoCAD vertical products such as AutoCAD Mechanical and AutoCAD Architecture
●	Civil 3D
●	Inventor products (standalone)
●	Maya
●	Plant 3D
●	Revit products (standalone)

“Suites” include the following products classes:
●	AutoCAD Design Suites
●	Educational/academic suites
●	Entertainment Creation Suites
●	Factory Design Suites
●	Inventor family suites
●	Plant Design Suites
●	Revit family suites

“New and Adjacent” includes the following products and services:
●	Algor products
●	Alias Design products

●	Autodesk Consulting
●	Buzzsaw
●	Constructware
●	Consumer products
●	Creative Finishing products
●	Moldflow products
●	Navisworks
●	Vault products
●	All other products

New and Adjacent excludes maintenance and consulting services.

Safe Harbor Statement

These prepared remarks contain forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding anticipated market, economic, maintenance billings, and revenue trends, cost savings, operational and efficiency investments, revenue performance (including by geography, product and product type), margin improvement, market and product positions, the impact of foreign exchange hedges and other statements regarding our expected strategies, performance and results.  There are a significant number of factors that could cause actual results to differ materially from statements made in these remarks, including:  general market, economic and business conditions, our performance in particular geographies, including emerging economies, failure to maintain cost reductions and productivity increases or otherwise control our expenses, slowing momentum in maintenance billings or revenues, failure to successfully incorporate sales of products suites into our overall sales strategy, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, the financial and business condition of our reseller and distribution channels, fluctuation in foreign currency exchange rates, the success of our foreign currency hedging program, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to successfully expand adoption of our products unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth and efficiency opportunities, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants, the expense or impact of legal or regulatory proceedings, and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s report on Form 10-K for the year ended January 31, 2010 and Form 10-Q for the quarters ended April 30, 2010, July 31, 2010 and October 31, 2010, which are on file with the U.S. Securities and Exchange Commission.  Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

© 2011 Autodesk, Inc. All rights reserved.

# # #

Other Supplemental Financial Information(a)
Fiscal Year 2011	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2011
Financial Statistics ($ in millions, except per share data):
Total Net Revenue	$475	$473	$477	$528	$1,952
License and Other Revenue	$280	$281	$282	$330	$1,172
Maintenance Revenue	$195	$192	$195	$198	$780

GAAP Gross Margin	89%	90%	90%	91%	90%
Non-GAAP Gross Margin (1)(2)	91%	92%	92%	93%	92%

GAAP Operating Expenses	$373	$345	$359	$408	$1,484
GAAP Operating Margin	11%	17%	15%	14%	14%
GAAP Net Income	$37	$60	$54	$62	$212
GAAP Diluted Net Income Per Share	$0.16	$0.25	$0.23	$0.26	$0.90

Non-GAAP Operating Expenses (1)(3)	$336	$317	$337	$382	$1,371
Non-GAAP Operating Margin (1)(4)	20%	25%	21%	20%	21%
Non-GAAP Net Income (1)(5)	$68	$85	$75	$83	$310
Non-GAAP Diluted Net Income Per Share (1)(6)	$0.29	$0.36	$0.32	$0.35	$1.32

Total Cash and Marketable Securities	$1,239	$1,271	$1,337	$1,467	$1,467
Days Sales Outstanding	42	44	46	55	55
Capital Expenditures	$6	$5	$7	$10	$28
Cash Flow from Operating Activities	$139	$112	$114	$176	$541
GAAP Depreciation and Amortization	$27	$26	$27	$26	$105

Deferred Maintenance Revenue Balance	$492	$473	$450	$509	$509

Revenue by Geography (in millions):
Americas	$161	$168	$179	$193	$701
Europe, Middle East and Africa	$199	$189	$183	$212	$783
Asia Pacific	$115	$116	$115	$123	$468

Revenue by Segment (in millions):
Platform Solutions and Emerging Business	$184	$177	$174	$181	$716
Architecture, Engineering and Construction	$137	$133	$136	$162	$568
Manufacturing	$108	$113	$117	$133	$470
Media and Entertainment	$46	$50	$50	$52	$198

Other Revenue Statistics:
Flagship Revenue	$295	$287	$285	$307	$1,174
Suites Revenue	$104	$104	$107	$126	$440
New and Adjacent Revenue	$76	$82	$85	$95	$338
% of Total Rev from AutoCAD and AutoCAD LT	36%	34%	33%	31%	33%
% of Total Rev from Model-based Design Products (c)	29%	30%	30%	32%	30%
% of Total Rev from Emerging Economies	14%	15%	16%	16%	15%
Upgrade and Crossgrade Revenue (d) (in millions)	$51	$18	$32	$61	$162

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period (b) (in millions):
FX Impact on Total Net Revenue	$21	$5	$(4)	$(14)	$8
FX Impact on Total Operating Expenses	$(11)	$-	$(1)	$-	$(12)
FX Impact on Operating Income	$10	$5	$(5)	$(14)	$(4)

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business	$173	$168	$164	$173	$679
Architecture, Engineering and Construction	$123	$122	$124	$149	$518
Manufacturing	$100	$105	$110	$125	$439
Media and Entertainment	$36	$38	$39	$41	$154
Unallocated amounts	$(9)	$(9)	$(9)	$(9)	$(35)

Common Stock Statistics (in millions):
Common Shares Outstanding	229.4	227.2	227.1	227.0	227.0
Fully Diluted Weighted Average Shares Outstanding	234.6	233.8	232.4	235.0	234.2
Shares Repurchased	2.0	2.5	2.5	2.0	9.0

Installed Base Statistics:
Maintenance Installed Base	2,383,000	2,631,000	2,813,000	2,936,000	2,936,000

(a) Totals may not agree with the sum of the components due to rounding.
(b) Includes favorable (unfavorable) revenue impact from Autodesk's hedging program during the fiscal quarter.
(c) Effective in the third quarter of fiscal 2011, Autodesk has added Inventor LT to the Model-based Design Products category. Prior periods have been revised to adjust for the change.
(d) Upgrade and Crossgrade Revenue was previously reported as "Upgrade Revenue." There has been no change in the calculation of this metric.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP total spend, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2011
(2) GAAP Gross Margin	89%	90%	90%	91%	90%
Stock-based compensation expense	0%	0%	0%	0%	0%
Amortization of developed technology	2%	2%	2%	2%	2%
Non-GAAP Gross Margin	91%	92%	92%	93%	92%

(3) GAAP Operating Expenses	$373	$345	$359	$408	$1,484
Stock-based compensation expense	(24)	(20)	(16)	(18)	(78)
Amortization of customer relationships and trade names	(6)	(6)	(6)	(6)	(24)
Restructuring charges	(7)	(2)	-	(2)	(11)
Non-GAAP Operating Expenses	$336	$317	$337	$382	$1,371

(4) GAAP Operating Margin	11%	17%	15%	14%	14%
Stock-based compensation expense	5%	5%	3%	3%	4%
Amortization of developed technology	2%	2%	2%	2%	2%
Amortization of customer relationships and trade names	1%	1%	1%	1%	1%
Restructuring charges	1%	0%	0%	0%	0%
Non-GAAP Operating Margin	20%	25%	21%	20%	21%

(5) GAAP Net Income	$37	$60	$54	$62	$212
Stock-based compensation expense	24	21	17	18	80
Amortization of developed technology	8	8	8	8	32
Amortization of customer relationships and trade names	6	6	6	6	24
Restructuring charges	7	2	-	2	11
Discrete GAAP tax provision items (7)	(2)	-	-	(5)	(6)
Income tax effect of non-GAAP adjustments	(12)	(12)	(10)	(8)	(43)
Non-GAAP Net Income	$68	$85	$75	$83	$310

(6) GAAP Diluted Net Income Per Share	$0.16	$0.25	$0.23	$0.26	$0.90
Stock-based compensation expense	0.10	0.09	0.07	0.08	0.34
Amortization of developed technology	0.03	0.03	0.04	0.04	0.14
Amortization of customer relationships and trade names	0.03	0.03	0.02	0.02	0.10
Restructuring charges	0.03	0.01	-	0.01	0.05
Discrete GAAP tax provision items (7)	(0.01)	-	-	(0.02)	(0.03)
Income tax effect of non-GAAP adjustments	(0.05)	(0.05)	(0.04)	(0.04)	(0.18)
Non-GAAP Diluted Net Income Per Share	$0.29	$0.36	$0.32	$0.35	$1.32

(7) Effective in the second quarter of fiscal 2011, Autodesk began excluding certain discrete GAAP tax provision items for purposes of its non-GAAP financial measures. Prior period non-GAAP income tax expense, net income and earnings per share amounts have been revised to conform to the current period presentation.

Fiscal Year 2010	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2010
Financial Statistics ($ in millions, except per share data):
Total net revenue	$426	$415	$417	$456	$1,714
License and other revenue	$244	$231	$236	$270	$981
Maintenance revenue	$182	$184	$181	$186	$733

GAAP Gross Margin	88%	88%	89%	90%	89%
Non-GAAP Gross Margin (1)(2)	90%	90%	92%	92%	91%

GAAP Operating Expenses	$393	$362	$346	$356	$1,456
GAAP Operating Margin	-5%	1%	6%	12%	4%
GAAP Net Income (Loss)	$(32)	$10	$30	$50	$58
GAAP Diluted Net Income (Loss) Per Share	$(0.14)	$0.05	$0.13	$0.21	$0.25

Non-GAAP Operating Expenses (1)(3)	$327	$308	$305	$331	$1,271
Non-GAAP Operating Margin (1)(4)	13%	16%	18%	20%	17%
Non-GAAP Net Income (1)(5)	$42	$56	$61	$69	$229
Non-GAAP Diluted Net Income Per Share (1)(6)	$0.18	$0.24	$0.26	$0.30	$0.99

Total Cash and Marketable Securities	$966	$1,029	$1,054	$1,126	$1,126
Days Sales Outstanding	49	49	47	55	55
Capital Expenditures	$14	$11	$6	$9	$39
Cash Flow from Operating Activities	$27	$47	$47	$126	$247
GAAP Depreciation and Amortization	$27	$28	$29	$27	$111

Deferred Maintenance Revenue Balance	$469	$444	$420	$464	$464

Revenue by Geography (in millions):
Americas	$163	$159	$164	$168	$655
Europe, Middle East and Africa	$167	$157	$159	$188	$671
Asia Pacific	$96	$99	$94	$100	$388

Revenue by Segment (in millions):
Platform Solutions and Emerging Business	$156	$150	$154	$165	$624
Architecture, Engineering and Construction	$128	$123	$125	$137	$514
Manufacturing	$94	$95	$90	$108	$387
Media and Entertainment	$48	$47	$48	$46	$189
Other	$-	$-	$-	$-	$-

Other Revenue Statistics:
Flagship Revenue	$258	$244	$246	$270	$1,018
Suites Revenue	$79	$85	$86	$99	$349
New and Adjacent Revenue	$88	$87	$85	$87	$347
% of Total Rev from AutoCAD and AutoCAD LT	33%	31%	32%	31%	32%
% of Total Rev from Model-based Design Products (c)	29%	29%	29%	30%	29%
% of Total Rev from Emerging Economies	14%	15%	15%	16%	15%
Upgrade and Crossgrade Revenue (d) (in millions)	$43	$26	$26	$37	$133

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period (b) (in millions):
FX Impact on Total Net Revenue	$(30)	$(30)	$(16)	$9	$(66)
FX Impact on Total Operating Expenses	$22	$14	$2	$(10)	$28
FX Impact on Operating Income (Loss)	$(8)	$(16)	$(14)	$(1)	$(38)

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business	$146	$140	$147	$157	$590
Architecture, Engineering and Construction	$116	$110	$113	$125	$465
Manufacturing	$86	$88	$84	$101	$359
Media and Entertainment	$34	$36	$38	$37	$144
Unallocated amounts	$(9)	$(9)	$(10)	$(8)	$(36)

Common Stock Statistics (in millions):
Common Shares Outstanding	228.2	229.6	229.7	228.9	228.9
GAAP Fully Diluted Weighted Average Shares Outstanding	227.1	232.3	232.9	233.2	232.1
Shares Repurchased	-	-	1.7	1.0	2.7

Installed Base Statistics:
Maintenance Installed Base (e)	1,719,000	2,299,000	2,236,000	2,250,000	2,250,000

(a) Totals may not agree with the sum of the components due to rounding.
(b) Includes favorable (unfavorable) revenue impact from Autodesk's hedging program during the fiscal quarter.
(c) Effective in the third quarter of fiscal 2011, Autodesk has added Inventor LT to the Model-based Design Products category. Prior periods have been revised to adjust for the change.
(d) Upgrade and Crossgrade Revenue was previously reported as "Upgrade Revenue." There has been no change in the calculation of this metric.
(e) The second quarter of fiscal 2010 maintenance installed base includes a one-time adjustment of 581,000 educational seats for users migrated to a standard educational maintenance plan. These users were not previously captured in Autodesk's maintenance installed base.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP total spend, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, goodwill impairment, establishment of a valuation allowance on certain deferred tax assets and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2010
(2) GAAP Gross Margin	88%	88%	89%	90%	89%
Stock-based compensation expense	0%	0%	0%	0%	0%
Amortization of developed technology	2%	2%	3%	2%	2%
Non-GAAP Gross Margin	90%	90%	92%	92%	91%

(3) GAAP Operating Expenses	$393	$362	$346	$356	$1,456
Stock-based compensation expense	(22)	(21)	(30)	(19)	(91)
Amortization of customer relationships and trade names	(6)	(7)	(6)	(6)	(25)
Restructuring charges	(17)	(26)	(5)	-	(48)
Impairment of goodwill	(21)	-	-	-	(21)
Non-GAAP Operating Expenses	$327	$308	$305	$331	$1,271

(4) GAAP Operating Margin	-5%	1%	6%	12%	4%
Stock-based compensation expense	5%	5%	7%	4%	5%
Amortization of developed technology	2%	2%	2%	2%	2%
Amortization of customer relationships and trade names	2%	2%	2%	2%	2%
Restructuring charges	4%	6%	1%	0%	3%
Impairment of goodwill	5%	0%	0%	0%	1%
Non-GAAP Operating Margin	13%	16%	18%	20%	17%

(5) GAAP Net Income (Loss)	$(32)	$10	$30	$50	$58
Stock-based compensation expense	23	21	30	19	93
Amortization of developed technology	8	8	9	8	33
Amortization of customer relationships and trade names	6	7	6	6	26
Establishment of valuation allowance on deferred tax assets	21	-	-	-	21
Impairment of goodwill	21	-	-	-	21
Restructuring charges	17	26	5	-	48
Discrete GAAP tax provision items (7)	(1)	-	(8)	(4)	(13)
Income tax effect of non-GAAP adjustments	(21)	(16)	(11)	(10)	(58)
Non-GAAP Net Income	$42	$56	$61	$69	$229

(6) GAAP Diluted Net Income (Loss) Per Share	$(0.14)	$0.05	$0.13	$0.21	$0.25
Stock-based compensation expense	0.10	0.09	0.13	0.08	0.40
Amortization of developed technology	0.04	0.03	0.04	0.03	0.14
Amortization of customer relationships and trade names	0.03	0.03	0.02	0.03	0.11
Establishment of valuation allowance on deferred tax assets	0.09	-	-	-	0.09
Impairment of goodwill	0.09	-	-	-	0.09
Restructuring charges	0.07	0.11	0.02	-	0.21
Discrete GAAP tax provision items (7)	-	-	(0.03)	(0.01)	(0.04)
Income tax effect of non-GAAP adjustments	(0.10)	(0.07)	(0.05)	(0.04)	(0.26)
Non-GAAP Diluted Net Income Per Share	$0.18	$0.24	$0.26	$0.30	$0.99

(7) Effective in the second quarter of fiscal 2011, Autodesk began excluding certain discrete GAAP tax provision items for purposes of its non-GAAP financial measures. Prior period non-GAAP income tax expense, net income and earnings per share amounts have been revised to conform to the current period presentation.